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                                                                   Exhibit 10.43

                                 PROMISSORY NOTE

$1,200,000                                                           May 9, 2003

         This Promissory Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") by and between Titan PCB East, Inc., a Delaware corporation ("Borrower"), and Equinox Business Credit Corp. ("Lender"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at its offices located at 120 Wood Avenue South, Suite 515, Iselin, New Jersey 08830, Attention: Allen H. Vogel or at such other place as the holder hereof may from time to time designate to Borrower in writing:

         (i) the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($1,200,000), or if different from such amount, the unpaid principal balance of Loans as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof; and

         (ii) interest on the principal amount of this Note from time to time outstanding, payable at the applicable Contract Rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

         This Note is the Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Ancillary Agreements, is entitled to the benefits of the Loan Agreement and the Ancillary Agreements, and is subject to all of the agreements, terms and conditions therein contained.

         This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

         If an Event of Default under Section 18(k) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Ancillary Agreements which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.



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         This Note shall be governed by and  construed  in  accordance  with the laws of the State of New Jersey.

         To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Ancillary Agreement; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

         Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

         Borrower agrees to pay to Lender all fees and expenses described in the Loan Agreement and the Ancillary Agreements.


                                      TITAN PCB EAST, INC.


                                      By: /s/ Robert E. Ciri
                                          ----------------------------------
                                          Name: Robert E. Ciri
                                          Title: President




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STATE OF Massachusets               )
         ---------------------------
                                    :  ss.:
COUNTY OF Woruster                  )
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         On the 20 day of May, 2003, before me personally came Robert E Ciri, to me known, who being by me duly sworn, did depose and say that s/he is the President of Titan PCB East, Inc., the corporation described in and which executed the foregoing instrument; and that s/he was authorized to sign her/his name thereto by order of the board of directors of said corporation.


                                          /s/ Glen Mair
                                          ------------------------------
                                          Notary Public